Exhibit 99.1

Boston Capital Tax Credit Fund III Limited Partnership
One Boston Place
Suite 2100
Boston, MA 02108
(617) 624-8900

June 8, 2016
Dear BAC Holder (“BAC Holder”):

In March 2016, a Consent Solicitation Statement and accompanying information regarding the proposed liquidation (the “Liquidation”) of Boston Capital Tax Credit Fund III Limited Partnership (“BCTC III” or the “Partnership”) were sent to you as an outstanding BAC Holder.  On June 1, 2016, the proposed Liquidation was approved by a majority of the BAC Holders.

Effective June 1, 2016, the General Partner executed the Plan of Liquidation attached hereto.  Upon the sale of the final asset, the General Partner will initiate the dissolution; winding up and Liquidation of the Partnership under applicable law, and the termination of the existence of the Partnership.

Thank you for your participation in the Partnership.

Sincerely,

John P. Manning
President, C&M Management, Inc.,
       the general partner of BCA Associates Limited Partnership, the general partner of Boston Capital Associates III Limited Partnership,
       the general partner of Boston Capital Tax Credit Fund III Limited Partnership